UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2012

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10783	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 2, 2012, BSD Medical Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (“Annual Meeting”).  The matters voted on and the results of the votes were as follows:

1.  The stockholders elected seven members to the Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified.  The votes regarding this proposal were as follows:

	Shares For	Withheld	Broker Non-Vote
Timothy C. McQuay	10,199,065	104,541	11,377,828
Harold R. Wolcott	10,193,665	109,941	11,377,828
Gerhard W. Sennewald	10,226,059	77,547	11,377,828
Michael Nobel	10,198,665	104,941	11,377,828
Douglas P. Boyd	10,188,465	115,141	11,377,828
Steven G. Stewart	10,192,665	110,941	11,377,828
Damian E. Dupuy	10,198,331	105,275	11,377,828

2.  The stockholders ratified the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2012.  The votes regarding this proposal were as follows:

Shares For	Shares Against	Abstain

21,362,391	160,898	158,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: February 7, 2012
By: /s/ Dennis P. Gauger
Name: Dennis P. Gauger
Title: Chief Financial Officer